NiSource Capital Markets, Inc.
                    Puttable Reset Securities (PURS) due 2010
                               Purchase Agreement

                               September 13, 2000


                  Reference is made to the Puttable Reset Securities (PURS) due 2010 (the "Bonds") of NiSource Capital Markets, Inc., an Indiana corporation (the "Company"), the Calculation Agency Agreement, dated September 23, 1999 (the "Calculation Agency Agreement"), between the Company and Goldman, Sachs & Co. ("Goldman") and Barclays Bank PLC ("Barclays" and, collectively with Goldman, the "Sellers") and the Support Agreement, dated as of April 4, 1989, as amended as of May 15, 1989, December 10, 1990 and February 14, 1991 (the "Support Agreement"), between the Company and NiSource Inc. ("NiSource"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Bonds.

                  Goldman intends to give notice of the Call Option Holders' intention to purchase the outstanding Bonds pursuant to Section 3 of the Bonds. Subject to the terms and conditions herein set forth and to the satisfaction of all conditions to the obligations of the Sellers to purchase the Bonds pursuant to Section 3 of the Bonds, the Company agrees to purchase from each of the Sellers, and each of the Sellers agrees, severally and not jointly, to sell to the Company, at a purchase price of $81,096,825 per $80,000,000 principal amount of the Bonds.

                  The Bonds to be purchased by the Company hereunder are represented by one or more definitive global securities in book-entry form which have been deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Sellers will deliver the Bonds to the Company, against payment by or on behalf of the Company of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified at least forty-eight hours in advance by the Sellers to the Company, by causing DTC to credit the Bonds to the account specified by the Company at DTC. The time and date of such delivery and payment shall be 9:30 A.M., New York City time, on September 28, 2000 or such other time and date as the Sellers and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

                  It is understood and agreed that the Call Option Holders' purchase of the Bonds pursuant to the Call Option and resale of the Bonds to the Company as provided above will not constitute a Failed Remarketing or Market Disruption Event and that Goldman is not obligated to take any other action pursuant to the Calculation Agency Agreement, including, without limitation, resetting the interest rate on and remarketing the Bonds as contemplated by
Section 5 of the Bonds; provided that the Company shall remain obligated to make all payments of principal of and any premium and interest on the Bonds. Subject to the foregoing, in the event that prior to the Time of Delivery Goldman, on behalf of the Call Option Holders, becomes entitled to demand and demands that the Company pay the Call Option Holders the Call Option Termination Amount pursuant to Section 3 of the Bonds, the Sellers shall have no obligation to sell the Bonds to the Company and upon payment of the Call Option Termination Amount by the Company, the Call Option will terminate and the Put Option will be deemed to have been exercised.

                  Subject to the foregoing, the rights and obligations of the parties to the Calculation Agency Agreement pursuant to such agreement shall remain in full force and effect, including, without limitation, the indemnity, reimbursement and exculpation provisions of Section 3 of such agreement, which are hereby agreed to extend to and cover any and all loss, liability, damage, claims or expense (including the costs and expenses, including reasonable legal fees and expenses, of defending against any claim of liability) incurred by Goldman that arises out of or in connection with the transactions contemplated hereby.

                  The payment obligations of the Company hereunder will be entitled to the benefits of the Support Agreement, which shall be deemed to provide for the payment of the purchase price of the Bonds hereunder by NiSource at the Time of Delivery as provided above in the event of a default by the Company.

                  Goldman and Barclays hereby agree that notwithstanding Section 4(c) of the Agreement, dated as of September 23, 1999 (the "Goldman-Barclays Agreement"), between Goldman and Barclays, the time and date of delivery and payment with respect to the 10-year U.S. Treasury Bonds to be sold by Goldman to Barclays and purchased by Barclays from Goldman pursuant to the Goldman-Barclays Agreement shall be 3:00 P.M., New York City time, on September 14, 2000 or such other time and date as Goldman and Barclays may agree in writing and the Risk Equivalent Amount and Purchase Price (both as defined in Section 4(a) of the Goldman-Barclays Agreement) shall be determined as of September 13, 2000.
Subject to the foregoing, the provisions of the Goldman-Barclays Agreement, including, without limitation, the exculpation and indemnification provisions of
Section 6 thereof, shall remain in full force and effect and shall be deemed to apply to the transactions contemplated hereby.

                  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.


                                         NISOURCE CAPITAL MARKETS, INC.


                                         By: /s/ Francis P. Girot
                                         ---------------------------------------
                                         Name: Francis P. Girot
                                         Title: Treasurer


                                         NISOURCE INC.


                                         By: /s/ Stephen P. Adik
                                         ---------------------------------------
                                         Name: Stephen P. Adik
                                         Title: Senior Executive Vice President


                                         /s/ Goldman, Sachs & Co.
                                         ---------------------------------------
                                         (GOLDMAN, SACHS & CO.)


                                         BARCLAYS BANK PLC


                                         By: /s/ Thomas G. Voorhees
                                         ---------------------------------------
                                         Name: Thomas G. Voorhees
                                         Title: Director